GOLD AND SILVER SUPPLY AGREEMENT

BETWEEN

SANTA FE GOLD CORPORATION

SANTA FE GOLD (BARBADOS) CORPORATION

THE LORDSBURG MINING COMPANY

AND

WATERTON GLOBAL VALUE, L.P.

Dated as of December ___, 2011

THIS GOLD AND SILVER SUPPLY AGREEMENT dated as of December ___, 2011,

B E T W E E N:

SANTA FE GOLD CORPORATION, a corporation organized and existing under the laws of Delaware ("**Santa Fe**")

SANTA FE GOLD (BARBADOS) CORPORATION, a corporation organized and existing under the laws of Barbados ("**Santa Fe Barbados**")

THE LORDSBURG MINING COMPANY, a corporation organized and existing under the laws of New Mexico ("**Lordsburg**")

(Santa Fe, Santa Fe Barbados and Lordsburg are hereinafter individually referred to as a "**Seller**" and collectively referred to as the "**Seller,**" with the obligations of each Seller under this Agreement applicable to each Seller on a joint and several liability basis)

- and -

WATERTON GLOBAL VALUE, L.P., a limited partnership organized and existing under the laws of the British Virgin Islands

(hereinafter, the "**Buyer**")

WHEREAS, Santa Fe Barbados and Lordsburg are each wholly-owned subsidiaries of Santa Fe;

WHEREAS, Lordsburg owns or holds or has an option to purchase those certain properties consisting of fee lands, patented mining claims, unpatented mining claims, unpatented millsite claims, mineral rights, leasehold interests and other rights and interests located in Grant and Hidalgo Counties, New Mexico, as further described on **Exhibit A** attached hereto and incorporated herein (the "**Summit Property**");

WHEREAS, each Seller agrees to sell, and the Buyer agrees to buy, all of the Refined Gold and Refined Silver produced or otherwise originating from the Summit Property and all other Mining Rights (defined below) now or hereafter owned, leased or controlled by a Seller related or adjacent to the Summit Property, or any portion of any of the foregoing (collectively, the "**Property**"), or a number of ounces of Refined Gold and Refined Silver equivalent thereto, at the price and on the terms described herein;

WHEREAS the Seller and the Buyer have entered into that certain senior secured gold stream credit agreement dated as of December ___, 2011 (as amended, modified, supplemented, replaced or restated, the "**Loan Agreement**"), whereby the Buyer has agreed to make certain loans to Santa Fe Barbados on the terms and conditions set forth therein and subject to the conditions precedent thereto;

WHEREAS, this Agreement is independent of the Loan Agreement; and

WHEREAS, this Agreement and the agreements and obligations of each Seller hereunder shall constitute a continuing covenant running with the land for the term set forth herein, which shall survive for the term described herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the Seller and the Buyer, the Seller and the Buyer agree as follows:

1. DEFINITIONS

In this Agreement the following terms shall, unless otherwise defined, have the following meanings:

"**Affiliate**" means, with respect to a Person, (i) any partner, director, officer, ten percent (10%) or more shareholder, manager, member, employee or managing agent of that Person or that Person's Affiliates; and (ii) any other Person (A) that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, that Person; (B) that directly or indirectly owns or holds (legally or beneficially) 10% or more of any class of voting stock or partnership, membership or other voting interest of that Person; or (C) 10% or more of the voting stock or partnership, membership or other voting interest of which is directly or indirectly owned or held (legally or beneficially) by that Person;

"**Agreement**", "**this Agreement**", "**hereto**", "**hereby**", "**hereunder**", "**hereof**", "**herein**" and similar expressions refer to this gold and silver supply agreement and not to any particular Article, section, subsection, paragraph, clause, subdivision or other portion hereof, and includes all amendments, modifications, supplements, extensions and replacements and any and every supplemental Agreement; and the expressions "**Article**", "**Section**", "**subsection**" and "**paragraph**" followed by a number mean and refer to the specified Article, section, subsection or paragraph of this Agreement;

"**Applicable Discount**" means the Applicable Gold Discount or the Applicable Silver Discount, as the case may be;

"**Applicable Gold Discount**" means, with respect to all ounces of Refined Gold sold to the Buyer pursuant to this Agreement: (i) three percent (3%) until the later of (A) the date that is three (3) years after the date on which the Seller has repaid all amounts outstanding under the Loan Agreement, or (B) the date on which the Seller has sold at least 125,000 Gold Equivalent Ounces to Buyer under this Agreement, and (ii) zero percent (0%) thereafter and for the remainder of the Term;

"**Applicable Law**" means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and also includes any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation;

"**Applicable LBMA Price**" means: (a) with respect to Refined Gold, the lesser of (i) the average settlement price of gold on the LBMA, PM Fix (Bloomberg: GoldLNPM Index) for the thirty (30) trading days immediately preceding the relevant Pricing Date, or (ii) the final settlement price of gold on the LBMA, PM Fix (Bloomberg: GoldLNPM Index) on the trading day immediately preceding the relevant Pricing Date; and (b) with respect to Refined Silver, the lesser of (i) the average settlement price of silver on the LBMA, PM Fix (Bloomberg: SLVRLN Index) for the 30 trading days immediately preceding the relevant Pricing Date, or (ii) the final settlement price of silver on the LBMA, PM Fix (Bloomberg: SLVRLN Index) on the trading day immediately preceding the relevant Pricing Date;

"**Applicable Silver Discount**" means, with respect to all ounces of Refined Silver sold to the Buyer pursuant to this Agreement: (i) three percent (3%) until the later of (A) the date that is three (3) years after the date on which the Seller has repaid all amounts outstanding under the Loan Agreement, or (B) the date on which the Seller has sold at least 125,000 Gold Equivalent Ounces to Buyer under this Agreement, and (ii) zero percent (0%) thereafter and for the remainder of the Term;

"**Authorization**" means any authorization, consent, approval, resolution, licence, exemption, filing, notarization or registration;

"**Business Day**" means any day (other than Saturday or Sunday) when banks are open for general business in Toronto, Ontario;

"**Buyer's Account**" has the meaning set out in Section 4.2 of this Agreement;

"**Encumbrances**" means any and all liens, charges, mortgages, hypothecs, encumbrances, pledges, security interests, prior claims, royalties, taxes, proxies, preferential rights, options and third party rights or any other encumbrances of any nature whatsoever, whether registered or unregistered;

"**Environmental Laws**" means all federal, provincial, state, municipal, county, local and other laws, statutes, codes, ordinances, by-laws, rules, regulations, policies, guidelines, certificates, approvals, permits, consents, directions, standards, judgments, orders and other Authorizations, as well as common law, civil laws and other jurisprudence or authority, in each case, domestic or foreign, having the force of law at any time relating in whole or in part to any Environmental Matters and any permit, order, directions, certificate, approval, consent, registration, licence or other Authorization of any kind held or required to be held in connection with any Environmental Matters;

"**Environmental Matters**" means:

(a) any condition, any activity, or substance, heat, energy, sound, vibration, radiation or odor that may affect any component of the earth and its surrounding atmosphere or affect human health or any plant, animal or other living organism; and

(b) any waste, toxic substance, contaminant or dangerous good or the deposit, release or discharge of any thereof into any component of the earth and its surrounding atmosphere;

"**Generally Accepted Accounting Principles**" means (a) in relation to any period ending on or prior to December 31, 2010 (or such other date as may be determined by the Financial Accounting Standards Board or any Governmental Authority to be the date on which companies similar to Santa Fe are required to apply the standards referred to in paragraph (b) below), generally accepted accounting principles as applied in the United States of America from time to time; and (b) in relation to any other period thereafter, international financial reporting standards, approved by the International Accounting Standards Board or any successor thereto ("**IASB**"), adopted by Santa Fe, as applicable, as at the date on which any calculation or determination is required to be made, provided that, in accordance with the international financial reporting standards, where the IASB includes a recommendation concerning the treatment of any accounting matter, such recommendation shall be regarded as the only international financing reporting standard;

"**Gold Equivalent Ounces**" means (i) the number of ounces of gold produced during a specific period (for the purpose of this definition, the "**Milestone Period**"), plus (ii) the number of ounces of silver produced during the Milestone Period expressed in additional ounces of gold (for the purposes of this definition, the "**Gold Equivalent**"). The Gold Equivalent shall be equal to the number of ounces of silver produced under (ii) above, divided by the quotient of (x) the average price of gold for the trading days during the Milestone Period, and (y) the average price of silver for the trading days during the Milestone Period. The average gold and silver prices shall be determined by reference to the average daily settlement prices of these metals on the LBMA, PM Fix (Bloomberg: GoldLNPM Index, and Bloomberg: SLVRLN Index);

"**Governmental Authority**" means the government of any nation and any state, provincial, territorial, divisional, county, regional, city and other political subdivision thereof, any tribal, aboriginal or native government or corporation, and any union or commonwealth of multiple countries, such as the European Union, in each case in which any property of Seller is located or which exercises valid jurisdiction over any such property or Person, or in which the Seller conducts business or is otherwise present, and any entity, court, arbitrator or board of arbitrators, agency, department, commission, board, bureau, regulatory authority or instrumentality of any of them exercising executive, legislative, judicial, regulatory or administrative functions that exercises jurisdiction over Seller or its properties or assets, including the Property, and any securities exchange or securities regulatory authority to which Seller is subject;

"**Indemnified Parties**" has the meaning set out in Section 18.5 of this Agreement;

"**knowledge**" means, in respect of any Person, such knowledge after due and diligent inquiry;

"**LBMA**" means the London Bullion Market Association;

"**London Good Delivery Bars**" means gold or silver bars which are defined in and meet the standards and specifications of the LBMA;

"**Material Adverse Effect**" means, when used with reference to any event or circumstance, any event or circumstance which has, had, or could reasonably be expected to have:

(a) a material adverse effect on any of the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of the Property or the Seller; or

(b) a material adverse effect on the ability of the Seller to perform any obligation under this Agreement;

"**Mining Assets**" means all material assets and equipment owned, leased or used in the mining operations conducted on or at the Property and, for greater certainty, includes the Mining Rights;

"**Mining Rights**" means, with respect to the Property, all surface, subsurface, mineral and other real property rights, concessions and interests, including, without limitation, all fee interests, patented mining claims, unpatented mining claims, unpatented millsites, leasehold interests, option rights, mining concessions, mineral rights or participating interests or other property or proprietary interests or rights, and all related, associated or appurtenant rights and interests;

"**ounce**" means troy ounce;

"**Person**" means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company, corporation or other similar entity howsoever designated, with or without share capital, body corporate, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or Governmental Authority or entity, however designated or constituted;

"**Pricing Date**" has the meaning set out in Section 3.2 of this Agreement;

"**Production Notice**" has the meaning set out in Section 3.2 of this Agreement;

"**Purchase Notice**" has the meaning set out in Section 3.2 of this Agreement;

"**Properly Contested**" means, with respect to any obligation of the Seller, (a) the obligation is subject to a bona fide dispute regarding the amount or the Seller's liability to pay, (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued, (c) appropriate reserves have been established in accordance with Generally Accepted Accounting Principles, (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Seller, and (e) no Encumbrance is imposed on any assets of the Seller;

"**Property**" has the meaning set out in the Recitals to this Agreement, and for the purpose of certainty, the Property includes all Mining Rights, now or hereafter controlled or acquired, and shall include any re-staking or relocation of any unpatented claims in the same area and the addition of any adjacent or appurtenant unpatented claims, leasehold interests, patented claims, fee property or other real property interests;

"**Purchase Price**" has the meaning set out in Section 6.1 of this Agreement;

"**Refined Gold**" means all and any refined gold bullion produced, derived or resulting from Unrefined Gold originating from the Property or any portion thereof that is not otherwise committed to delivery to and purchased by Sandstorm Resources (Barbados) Ltd. pursuant to the Sandstorm Purchase Agreement, or that equivalent number of ounces of gold bullion from any source equal to the refined gold bullion produced, derived or resulting from Unrefined Gold originating from the Property or any portion thereof;

"**Refined Silver**" means all and any refined silver bullion produced, derived or resulting from Unrefined Silver originating from the Property or any portion thereof, or that equivalent number of ounces of silver bullion from any source equal to the refined silver bullion produced, derived or resulting from Unrefined Silver originating from the Property or any portion thereof;

"**Refinery**" means any of Freeport McMoran, Inc., Asarco LLC or Aurbis AG (or such other recognized refinery or smelter approved by Buyer) acting in its capacity as a smelter or refiner of Unrefined Gold or Unrefined Silver;

"**Sandstorm Purchase Agreement**" means the Purchase Agreement dated September 11, 2009 among Santa Fe, Santa Fe Barbados, Lordsburg, Sandstorm Resources Ltd. and Sandstorm Resources (Barbados) Ltd. relating to the purchase of a certain quantity of gold from the Property;

"**Security Interest**" means any security interest, assignment by way of security, mortgage, deed of trust, charge (whether fixed or floating), hypothec, deposit arrangement, pledge, lien, royalty, encumbrance, preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing);

"**Seller**" or "**Sellers**" has the meaning set out in the preamble of this Agreement;

"**Seller's Account**" means one or more nominated bank accounts as may be agreed to by the Buyer and the Seller;

"**Summit Property**" has the meaning set out in the Recitals of this Agreement;

"**Term**" has the meaning set out in Section 13.1 of this Agreement;

"**Transfer**" when used as a verb, means to sell, grant, assign, convey, encumber, hypothecate, pledge or otherwise transfer or dispose of or commit to transfer or dispose of, directly or indirectly, including, without limitation, through mergers, arrangements, amalgamations, consolidations, asset sales, spin-out transactions or otherwise. When used as a noun, "**Transfer**" means a sale, transfer, grant, assignment, conveyance, pledge or disposal or the commitment to do any of the foregoing, directly or indirectly, including, without limitation, through mergers, arrangements, amalgamations, consolidations, asset sale, spin-out transaction or otherwise;

"**U.S. Dollars**" means the currency of the United States of America;

"**Unrefined Gold**" means raw or crushed ore, concentrate, doré and/or other unrefined gold; and

"**Unrefined Silver**" means raw or crushed ore, concentrate, doré and/or other unrefined silver.

2. SALE AND PURCHASE

2.1 Each Seller hereby agrees to sell, and the Buyer hereby agrees to purchase, all Refined Gold and all Refined Silver in each case at the Purchase Price and otherwise subject to the terms and conditions of this Agreement. For purposes of certainty, the Sellers are obligated to offer and sell to the Buyer that number of ounces of Refined Gold and Refined Silver equivalent to the number of ounces of Refined Gold and Refined Silver produced or originating from the Property or any portion thereof (less those ounces of Refined Gold offered to and purchased by Sandstorm Resources (Barbados) Ltd. pursuant to the Sandstorm Purchase Agreement), regardless of whether the Refined Gold or Refined Silver sold by a Seller to the Buyer actually originates from the Property or the Seller acquires such Refined Gold or Refined Silver from a Refinery or any other Person for the purpose of selling ounces of Refined Gold and Refined Silver to the Buyer pursuant to this Agreement. The terms and conditions of this Agreement apply *mutatis mutandis* to Refined Gold and Refined Silver originating from the Property or any portion thereof and to an equivalent number of ounces of such Refined Gold and Refined Silver that is obtained by Seller from any other source and sold to the Buyer on the terms and conditions contained herein.

3. NOTICE OF PRODUCTION

3.1 The Seller shall provide the Buyer with a written, monthly notice of its estimated then-current mining activities and gold and silver production and inventory levels with respect to each Property, including (i) tons hoisted, (ii) tons trucked to a custom mill, (iii) tons processed by a custom mill, (iv) ounces of gold and silver recovered at a custom mill in the form of doré, concentrate or otherwise, and (v) ounces of gold and silver (whether in the form of doré, concentrate or otherwise) shipped to a Refinery, all such estimates to be calculated in accordance with industry standards applied in a reasonable and prudent manner.

3.2 The Seller shall also provide Buyer with written notice of the actual number of ounces of Refined Gold or Refined Silver produced or credited by a Refinery (a "**Production Notice**"), within three (3) Business Days after any Refinery has refined, credited and/or produced Refined Gold or Refined Silver for the account of any Seller. Within five (5) Business Days of receipt of a Production Notice, the Buyer shall notify the Seller in writing if the Buyer shall exercise its right to purchase ounces of Refined Gold or Refined Silver (a "**Purchase Notice**"); provided, that, if the Buyer receives any such Production Notice after the LBMA PM fix has occurred for the date of receipt of such Production Notice, then the Buyer shall have one (1) additional Business Day to provide its Purchase Notice. The date of such Purchase Notice shall be the "**Pricing Date**". Promptly, and in any event within two (2) Business Days, following the Buyer's delivery of the Purchase Notice to the Seller, the Seller shall effect delivery of any ounces of Refined Gold or Refined Silver purchased by the

Buyer pursuant to this subsection in accordance with Section 5 hereof and the Buyer shall make payment for such ounces in accordance with Section 6 hereof.

4. REFINERY AND SHIPMENT

4.1 The Seller agrees and undertakes during the Term to promptly process and/or ship to a Refinery any and all Unrefined Gold and Unrefined Silver upon the production of such Unrefined Gold or Unrefined Silver for processing into Refined Gold and Refined Silver, respectively.

4.2 The Seller will ensure that all Refined Gold or Refined Silver sold to the Buyer by the Seller pursuant to this Agreement shall be promptly, and in any event within two (2) Business Days following delivery of a Purchase Notice, credited to the Buyer's metals account designated by the Buyer from time to time (with such account, at such institution designated by the Buyer being, the "**Buyer's Account**").

5. DELIVERY

5.1 The Refined Gold and Refined Silver shall be delivered to the Buyer in the form of London Good Delivery Bars, which shall conform to the stated requirements for good delivery by the LBMA.

5.2 In relation to any Refined Gold or Refined Silver purchased by the Buyer under this Agreement, delivery is deemed to have occurred on the day that the relevant Refined Gold or Refined Silver is credited to the Buyer's Account, with title to such Refined Gold and Refined Silver being transferred to Buyer in accordance with Section 8 hereof.

6. PRICE AND PAYMENT

6.1 The purchase price per ounce for all Refined Gold and Refined Silver purchased by the Buyer shall be equal to: (x) the Applicable LBMA Price, <u>less</u> (y) the Applicable Discount, <u>less</u> (z) a transaction cost of US$1.75 per ounce with respect to Refined Gold and US$0.07 per ounce with respect to Refined Silver (the "**Purchase Price**").

6.2 The Buyer will pay for the Refined Gold and the Refined Silver credited to the Buyer's Account at the Purchase Price from time to time on the Business Day after the Buyer's Account has been credited with Refined Gold or Refined Silver that meets LBMA good delivery requirements.

6.3 All payments under this Agreement shall be made in U.S. Dollars via wire transfer to the Seller's Account.

7. INSPECTION

7.1 The Buyer and its auditors or other representatives shall, upon ten (10) days notice to the Seller and at a reasonable time during regular business hours, have the right to audit the Seller's accounts, books, records and other information relating to mineral production, including, but not limited to, production of Unrefined Gold and Unrefined Silver, deliveries of Unrefined Gold and Unrefined Silver to the Refinery or any other refinery or purchaser, deliveries of Refined Gold or Refined Silver to the Buyer or any other purchaser and refinery records related to Refined Gold and Refined Silver.

7.2 If such audit determines that there has been a deficiency in any delivery of Refined Gold or Refined Silver made to the Buyer, such deficiency will be resolved by adjusting the next delivery due hereunder.

7.3 The Buyer will pay all the costs and expenses of such audit unless a deficiency of 5% or more of the Refined Gold or Refined Silver due is determined to exist, in which case the Seller will pay the costs thereof.

8. INSURANCE, TITLE AND RISK

8.1 Title and risk on all Refined Gold and Refined Silver shall be transferred to the Buyer from the Seller at the time the relevant Refined Gold or Refined Silver has been credited to the Buyer's Account. The Seller shall convey and transfer the Refined Gold and Refined Silver to the Lender with good and marketable title thereto, free and clear of all Encumbrances and adverse claims of any nature or description.

8.2 The Seller shall be responsible for all costs and expenses relating to Unrefined Gold, Unrefined Silver, Refined Gold and Refined Silver, including but not limited to mining, crushing, milling, processing, transportation, refining, warehousing, storage, customs, duties, taxes, security, and insurance, accrued, incurred or paid prior to the passing of title and risk as per Section 8.1 above.

9. TAXES, TARIFFS AND DUTIES

9.1 All taxes, tariffs, duties, customs, export or import charges and other related costs and expenses arising or incurred in relation to any Unrefined Gold, Unrefined Silver, Refined Gold or Refined Silver prior to the transfer of title and risk of the relevant Refined Gold or Refined Silver to the Buyer in accordance with Section 8.1 shall be borne by the Seller.

9.2 All taxes, tariffs, duties, customs, export or import charges and other related costs and expenses arising or incurred in relation to any Refined Gold and Refined Silver after the transfer of title and risk of such Refined Gold and Refined Silver to the Buyer in accordance with Section 8.1 shall be borne by the Buyer.

10. WARRANTY

10.1 The Seller undertakes, warrants and agrees:

(a) not to sell, transfer, assign, convey or deliver any Refined Gold, Refined Silver, Unrefined Gold, Unrefined Silver or any other gold or silver from any source whatsoever to any Person other than the Buyer, except for: (i) Refined Gold sold to Sandstorm Resources (Barbados) Ltd. pursuant to the Sandstorm Purchase Agreement, and (ii) Refined Gold or Refined Silver in respect of which the Buyer has not delivered a Purchase Notice.

(b) to deliver forthwith all Unrefined Gold and Unrefined Silver originating from the Property to a Refinery, promptly upon production of the same, and to cause the Unrefined Gold and Unrefined Silver to be processed and refined to Refined Gold and Refined Silver, respectively, forthwith upon receipt;

(c) to sell to the Buyer all Refined Gold and Refined Silver resulting from Unrefined Gold and Unrefined Silver that is severed from the Property or any portion thereof during the Term or to sell to the Buyer that number of ounces of Refined Gold and Refined Silver equivalent to the ounces of Refined Gold and Refined Silver resulting from Unrefined Gold and Unrefined Silver that is severed from the Property or any portion thereof during the Term (except for those ounces of Refined Gold sold to Sandstorm Resources (Barbados) Ltd. pursuant to the Sandstorm Purchase Agreement);

(d) to convey and properly transfer to the Buyer all legal and beneficial right, title and interest in and to all Refined Gold and Refined Silver delivered to the Buyer, with good and marketable title thereto;

(e) that all Refined Gold and Refined Silver delivered to the Buyer shall be free and clear of any and all Encumbrances and adverse claims of any nature or description; and

(f) that all Refined Gold and Refined Silver delivered to the Buyer shall meet the standards and specifications of the LBMA.

11. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND BUYER

11.1 Each Seller hereby represents and warrants to the Buyer that the representations and warranties of the Credit Parties set out in the Loan Agreement are true and correct in all material respects, and each Seller hereby makes the representations and warranties set out in the Loan Agreement, *mutatis mutandis*, as if each such representation and warranty was set forth herein and originally made by such Seller herein.

11.2 The Seller further agrees that:

(a) such representations and warranties are incorporated herein by reference and form an integral part of this Agreement; and

(b) the Buyer has the benefit of such representations and warranties as though they were contained in this Agreement.

11.3 The Buyer hereby represents and warrants to the Seller as follows:

(a) the Buyer is a limited partnership organized and existing under the laws of the British Virgin Islands;

(b) the Buyer has all requisite company power and authority to (i) own, lease and operate its properties and assets and to carry on its business as now being conducted by it, and (ii) enter into and perform its obligations under this Agreement;

(c) the execution and delivery by the Buyer and the performance of its obligations under, and compliance with the terms, conditions and provisions of, this Agreement will not conflict with or result in a breach of any of the terms or conditions of its Constating Documents;

(d) the execution and delivery of this Agreement by the Buyer and the performance by the Buyer of its obligations under this Agreement, have been duly authorized by all necessary company action including; and

(e) this Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer it in accordance with its terms, subject only to any limitation under Applicable Laws relating to (i) bankruptcy, insolvency, arrangement or creditors' rights generally and (ii) the discretion that a court may exercise in the granting of equitable remedies.

12. COVENANTS OF THE SELLER

12.1 The Seller covenants with the Buyer as follows:

(a) the Seller will at all times maintain its corporate existence, obtain and maintain all Authorizations required or necessary in connection with its business, the Property and to carry on and conduct its business in a reasonably proper and efficient manner;

(b) the Seller will keep or cause to be kept proper books of account and make or cause to be made therein true and complete entries of all of its dealings and transactions in relation to its business in accordance with Generally Accepted Accounting Principles, and at all reasonable times it will furnish or cause to be furnished to the Buyer or its duly authorized agent or attorney such information relating to its operations as the Buyer may reasonably request and such books of account shall be open for inspection by the Buyer or such agent or attorney upon reasonable request;

(c) the Seller will duly and punctually perform and carry out all of the covenants and acts or things to be done by it as provided in this Agreement;

(d) the Seller will obtain and maintain all required material governmental Authorizations, approvals, licences and permits and third party approvals and consents for development and operation of the Property, including but not limited to all Authorizations required under Environmental Laws;

(e) if and to the extent that the Seller is prevented or prohibited from carrying on any of its mining activities in respect of the Property by virtue of any action, rule, decision or restriction imposed by a Governmental Authority, the Seller will diligently and in good faith pursue all commercially reasonable remedies in compliance with all Applicable Laws and as the Buyer may reasonably require from time to time;

(f) the Seller will comply in all material respects with all Applicable Law, including Environmental Laws, except with respect to Environmental Laws where asserted non-compliance therewith is being diligently contested by the Seller in good faith pursuant to appropriate procedures and such non-compliance could not be expected to have or result in a Material Adverse Effect;

(g) the Seller will operate in accordance with prudent mining industry practices so as to minimize liabilities under any Environmental Laws (including reclamation obligations) and to avoid a Material Adverse Effect;

(h) the Seller will maintain policies of insurance with responsible carriers and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Seller operates;

(i) the Seller will promptly notify the Buyer in writing upon becoming aware of: (i) any material suit, proceeding or governmental investigation pending or, to the Seller's knowledge, threatened or any notification of any challenge to the validity of any Authorization, relating to the Seller, the Property or any of the Mining Assets, (ii) any force majeure event under any document relating to the Property, and (iii) any material suit, proceeding, demand, claim or governmental investigation or communication pending or threatened against it (other than with respect to regularly scheduled inspections by a Governmental Authority in the ordinary course of business);

(j) the Seller will pay and discharge or cause to be paid and discharged, promptly when due, all taxes, assessments and governmental charges or levies imposed upon it or in respect of any of its property or assets, or upon the income or profits therefrom as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Security Interest thereupon; provided however, that it shall not be required to pay or cause to be paid any such tax, assessment, charge, levy or claim being Properly Contested;

(k) the Seller will maintain all unpatented mining claims included as part of the Property in accordance with Applicable Laws and the Seller will cause all necessary and proper commercially reasonable steps to be taken diligently to protect and defend the Property and the Mining Assets against any adverse claim or demand, including without limitation, the employment or use of counsel for the prosecution or defense of litigation and the contest, settlement, release or discharge of any such claim or demand; and

(l) the Seller hereby covenants and agrees with the Buyer that, except with the prior written consent of the Buyer, it will not enter into or become party or subject to any dissolution, winding-up or similar transaction or proceeding.

13. TERM AND TERMINATION

13.1 Subject to Section 13.2 and Section 15.1, this Agreement shall remain in full force and effect from the date hereof and shall continue to and until the date on which the Buyer, acting reasonably, has determined that all planned and potential mining operations with respect to the Property has been completed and performed, the mineral potential of the Property has been exhausted, and the owner and/or operator of the Property has permanently ceased mining operations with respect thereto (the "**Term**"). For greater certainty, delays in placing the Property into commercial production, placing the Property on a care and maintenance status, the suspension of operations, in whole or in part, or other delays in production or periods of inactivity, for any period of time and from time to time, whether due to a Force Majeure Event,

economic factors, delays or suspension of operations due to Applicable Law or actions of Governmental Authorities, or otherwise, shall not toll this Agreement, require the Buyer to determine that mining operations have ceased, or otherwise result in the termination of this Agreement, and the Term shall be extended by an equivalent number of days during which the Property was on a care and maintenance status, suspension of operations, subject to a Force Majeure event or other suspension for whatever reason. Performance of all covenants and agreements of the parties hereto, including the sale of all Refined Gold and Refined Silver resulting from Unrefined Gold and Unrefined Silver severed from the Property or any portion thereof during the Term, may extend beyond the last day of the Term, in which case the terms and conditions of this Agreement shall continue and apply thereto until the full performance and discharge of all covenants and obligations hereunder.

13.2 The Seller shall have the right, by providing prior written notice to the Buyer, to terminate this Agreement if the Buyer is found by a court of competent jurisdiction in a final and non-appealable judgment to have materially breached the terms and conditions of this Agreement or the Loan Agreement and the Buyer has failed to rectify such breach within thirty (30) days following such judgment. Any such termination shall be without prejudice to any rights accrued or duties arising prior to termination.

14. TRANSFERS

14.1 The Seller agrees not to directly or indirectly Transfer or enter into any agreement to directly or indirectly Transfer the Property, the Mining Rights or any portion thereof or any right therein, except expressly subject to the satisfaction of all conditions set forth in this Section 14. Any Transfer or purported Transfer that does not comply with this Section 14 shall be void *ab initio*. The Seller shall be permitted to Transfer, directly or indirectly, in whole or in part: (i) the Property, including the Mining Rights or any portion thereof or any right therein; or (ii) its rights and obligations under this Agreement, in each case only so long as the following conditions precedent set forth below are satisfied. If such conditions are satisfied in respect of a Transfer that constitutes a Transfer to a *bona fide* third party purchaser of the applicable part or parts of the Mining Rights (and not to a mortgagee, chargeholder, encumbrancer or surviving company after completion of a merger, arrangement, consolidation or spin-out transaction), the Seller shall be released from its obligations under this Agreement upon the completion of such Transfer. The conditions precedent are as follows:

(a) the Seller shall provide the Buyer with at least 30 days prior written notice of its intent to Transfer;

(b) any purchaser, merged company, transferee, successor or assignee shall, as a condition precedent to the Transfer, agree in writing in favour of the Buyer (in form and content satisfactory to the Buyer in its sole discretion) to abide by and be bound by this Agreement and all terms, obligations and covenants contained herein;

(c) any purchaser, merged company, transferee, successor or assignee shall, in the reasonable judgment of the Buyer, have the financial capability and commitment to advance or continue the operation and development of the

Property and shall otherwise be capable of performing the obligations of the Seller under this Agreement;

(d) the Buyer, in its judgment in its reasonable discretion, shall not, as a result of such Transfer, suffer or be reasonably likely to suffer a material adverse effect in relation to the transactions set forth in this Agreement; and

(e) any transferee that is a mortgagee, chargeholder or encumbrancer agrees to obtain an agreement in writing in favour of the Buyer from any subsequent purchaser or transferee of such mortgagee, chargeholder or encumbrancer that such subsequent mortgagee, chargeholder or encumbrancer will be bound by the terms of the Agreement, as applicable and to the extent possible.

14.2 The Seller may relinquish, surrender, abandon or terminate all or any part of the Mining Rights if the Seller reasonably determines that the cost of maintaining such relinquished, surrendered, abandoned or terminated Mining Rights is not justified. If the Seller acquires, reacquires, restakes or relocates any Mining Rights that cover or relate to or are contiguous with or appurtenant to any portion of the Property that was released, surrendered, abandoned, terminated, lapsed or relinquished, this Agreement shall apply fully to such acquired, reacquired, restaked or relocated portion.

14.3 The Seller may enter into a joint venture with another Person or Persons with respect to the Property provided that:

(a) the Seller shall provide the Buyer with at least 30 days prior written notice of its intent to enter into a joint venture in respect of the Property;

(b) the Seller retains at least a 50% undivided interest in the Property;

(c) the Seller is at all times the operator of the Property;

(d) each joint venture counterparty agrees to sell any and all Refined Gold and Refined Silver attributable to it to the Buyer pursuant to the terms of this Agreement; and

(e) each joint venture participant agrees in a document, or documents, acceptable to the Buyer, acting reasonably, with the Seller, the Buyer and any other joint venture participant to assume on a joint and several basis with the Seller all of the obligations and duties under this Agreement.

15. FORCE MAJEURE

15.1 To the extent that a failure to perform any of the obligations under this Agreement is caused by the occurrence of a Force Majeure Event, the Seller shall immediately notify the Buyer in writing and no default shall arise under this Agreement by reason of any failure of Seller to perform, or any delay in the performance of, any of its obligations under and in accordance with this Agreement to the extent that such failure to perform or delay in performance is caused by the occurrence of a Force Majeure Event. For purposes of this Agreement, "**Force Majeure Event**" means an act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes. The Term of this Agreement and Seller's performance times under this Agreement shall be extended for a period of

time equivalent to the time lost because of any delay that is excusable under this Section.

15.2 The Seller shall give prompt written notice to the Buyer once the cause of such Force Majeure has been resolved.

15.3 It is understood that once the Force Majeure is lifted, the Seller will thereafter be required to fulfill its obligations under this Agreement in respect of any shipments taking place after the lifting of the Force Majeure.

16. NOTICES

16.1 Any notice to the Seller under the provisions of this Agreement shall be valid and effective if delivered personally, by courier or by facsimile transmission to or, if given by registered mail, postage prepaid, addressed to, the Seller at: 1128 Pennsylvania NE, Ste. 200, Albuquerque, NM 87110, attention: W. Pierce Carson, Fax: 505-255-4851, and shall be deemed to have been given on the date of delivery personally or by facsimile transmission if so delivered prior to 5:00 pm. (Toronto time) on a Business Day and otherwise on the next Business Day or on the third Business Day after such letter has been mailed, as the case may be. The Seller may from time to time notify the Buyer of a change in address which thereafter, until changed by further notice, shall be the address of the Seller for all purposes of this Agreement.

16.2 Any notice to the Buyer under the provisions of this Agreement shall be valid and effective if delivered personally, by courier or by facsimile transmission to or, if given by registered mail, postage prepaid, addressed to the Buyer at its principal office at Folio House, P.O. Box 800, Road Town, Tortola VG1110, British Virgin Islands, Fax: (284) 494-8356 or (284) 494-7422, Attention: Peter Poole, and shall be deemed to have been given on the date of delivery personally or by facsimile transmission if so delivered prior to 5:00 p.m. (Toronto time) on a Business Day and otherwise on the next Business Day or on the third Business Day after such letter has been mailed, as the case may be. The Buyer may from time to time notify the Seller of a change in address which thereafter, until changed by further notice, shall be the address of the Buyer for all purposes of this Agreement.

16.3 Any notice provided for in this Agreement may be waived in writing by the party entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

17. BINDING EFFECT; COVENANT RUNNING WITH THE LAND

17.1 The parties hereto acknowledge and agree that this Gold Supply Agreement and the covenants, terms, and conditions herein contained shall constitute continuing "covenants running with the land" and that the performance of the provisions under this Agreement remain an obligation not only for the current owner, title holder, claim holder, concession holder or licencee but also of any and all Persons who subsequently acquire or receive all or any interest in the Property and the Mining Rights.

17.2 Accordingly, the Seller shall at or before the execution of this Agreement deliver to the Buyer and/or the Buyer's lawyers all such documents as may be necessary to

permit the Buyer to register and record this Agreement against title to the Property. Legal counsel for the Seller shall assist the Buyer and/or its counsel in preparing and filing and such documents. The parties agree that the Buyer may, and shall, record this Agreement (or a memorandum or short form of this Agreement) in the official records of the applicable county.

18. GENERAL

18.1 This Agreement embodies the final, entire agreement between the parties hereto in respect of the matters described herein and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

18.2 No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure therefrom or any of the terms, conditions, or provisions thereof, shall be effective unless the same shall be in writing and signed by each of the parties hereto. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

18.3 This Agreement may be executed in any number of counterparts and by the parties on different counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same Agreement. This Agreement may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf) or other electronic delivery (including e-mail) shall be as effective and binding as delivery of a manually executed counterpart thereof.

18.4 Time is of the essence of this Agreement.

18.5 In consideration for the Buyer entering into this Agreement, each Seller agrees to indemnify, save harmless and defend the Buyer and its respective Affiliates, partners, officers, directors, employees, agents and controlling persons (the "**Indemnified Parties**", and individually each, an "**Indemnified Party**") each of the Indemnified Parties from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities, obligations, penalties, fines, charges, disbursements, payments or expenses of whatsoever nature or kind including the aggregate amount paid in reasonable settlement of any of the foregoing and the reasonable fees, disbursements and taxes of their counsel in connection with any of the foregoing to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as they relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, this Agreement, the transactions contemplated hereby, the Property (or any portion thereof) or the business or operations of any Seller, except to the extent that any losses, expenses, claims, actions, damages or liabilities incurred by the Indemnified Party are determined by a court of competent jurisdiction to have resulted primarily from the gross negligence, wilful misconduct or fraud of such Indemnified Party.

18.6 The Seller shall obtain and use commercially reasonable efforts to maintain and keep in good standing all Mining Rights, mining claims, governmental permits and licenses, as the case may be, which are necessary for the performance of the Seller's obligations under this Agreement.

18.7 Each of the rights and remedies of the Buyer under this Agreement is without prejudice to any other right or remedy that the Buyer may have whether under this Agreement or otherwise.

18.8 If any provision of this Agreement is found by any court, tribunal or administrative body of competent jurisdiction to be wholly or partly illegal, invalid, void, voidable, unenforceable or unreasonable it shall, to the extent of such illegality, invalidity, voidness, voidability, unenforceability or unreasonableness, be deemed severable and the remaining provisions of this Agreement and the remainder of such provision shall continue in full force and effect.

18.9 Failure or delay by the Buyer in enforcing or partially enforcing any provision of this Agreement shall not be construed as a waiver of any of its rights under this Agreement.

18.10 The Seller agrees to pay on demand all reasonable costs and expenses of the Buyer in connection with the negotiation, preparation, execution, and delivery of this Agreement and the other documents and Instruments to be delivered hereunder, including, without limitation the reasonable fees and expenses of legal counsel and all other out-of-pocket expenses of the Buyer.

18.11 Any waiver of the Buyer of any breach of, or default under, any provision of this Agreement by the Seller shall not be deemed a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement.

18.12 This Agreement and all its provisions shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto; provided, that the Seller shall not Transfer this Agreement except in accordance with Section 14. The Buyer may, at any time, without the consent of the Seller, transfer or assign to its respective successors and Affiliates all or any part of this Agreement.

18.13 Nothing contained in this Agreement shall be deemed to constitute either party the partner or joint venturer of the other. It is not the intention of the parties to create, nor shall this Agreement be construed to create, any mining partnership, commercial partnership or other partnership, joint venture or fiduciary relationship. The Sellers are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each Seller has a direct, tangible and immediate impact on the success of the other Sellers. Each Seller shall cause the other Sellers to perform the obligations under this Agreement and each Seller hereby guarantees the performance of the obligations under this Agreement by the other Sellers. Each Seller waives any right to revoke, terminate or suspend its guarantee granted hereby and acknowledges that it entered into such guarantee in contemplation of the benefits that it would receive.

18.15 The Seller agrees to execute, acknowledge, notarize and deliver to the Buyer such other and further agreements, documents, certificates and instruments and do or cause

to be done such other acts as the Buyer reasonably determines to be necessary or desirable to effect the intent of the parties to this Agreement or otherwise to protect and preserve the interests of the Buyer hereunder.

19. RULE AGAINST PERPETUITIES

19.1 In the event that a court of competent jurisdiction determines that the term or any other provision of this Agreement violates the rule against perpetuities, then the term of this Agreement shall automatically be revised and reformed to coincide with the maximum term permitted by the rule against perpetuities, or such other provisions shall automatically be revised and reformed as necessary to comply with the rule against perpetuities, and this Agreement shall not be terminated solely as a result of a violation of the rule against perpetuities.

20. RIGHTS OF SET-OFF

20.1 The Buyer shall have the right to set-off and apply any and all cash payment obligations at any time owing by any Seller to or for the credit or the account of the Buyer against any and all cash payment obligations owing by the Buyer, in each case, whether any such amounts arise under this Agreement, the Loan Agreement or otherwise. The Buyer shall provide written notification to the Seller of any set-off, including the amount, calculation and application of any such set-off. Each Seller hereby expressly authorizes the Buyer to so set-off and apply any and all such amounts. The right of set-off provided by this paragraph is in addition to, and not in limitation or derogation of, any and all other rights and remedies of the Buyer, whether under this Agreement, the Loan Agreement or otherwise.

21. SPECIFIC GUARANTEE BY SANTA FE

21.1

Santa Fe hereby guarantees, absolutely, unconditionally and irrevocably, the full, prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, on demand or otherwise) and at all times thereafter of all obligations, liabilities, indebtedness, agreements and covenants, of every kind and nature, of the Seller, from time to time, whether present or future, absolute or contingent, liquidated or unliquidated, as principal or as surety, alone or with others, of whatsoever nature or kind, whether for the payment of money or the performance of obligations, arising out of, under, in respect of or in connection with this Agreement, howsoever and whensoever created or characterized, whether or not now contemplated, as well as all amendments, modifications, supplements, renewals, refinancings, consolidations, replacements and extensions of any of the foregoing, and agrees to pay any and all expenses (including reasonable attorneys' fees and disbursements) which may be paid or incurred in enforcing any rights with respect to, or collecting, any or all of such obligations and/or enforcing any rights with respect to, or collecting against the Seller.

21.2 Santa Fe agrees that the guarantee granted herein constitutes a guarantee of payment and not of collection, and the Buyer shall not be obligated to initiate, pursue or exhaust any form of remedy or recourse or to obtain any judgment against the Seller or others (including other guarantors) or to realize upon or exhaust any collateral

security held by or available to the Buyer before being entitled to payment from Santa Fe. The liability of Santa Fe shall not be limited, diminished or affected by:

(a) any failure by Buyer to file or enforce any claim against the assets or estate (in administration, bankruptcy or otherwise) of any Seller or others,

(b) the fact that recovery from any Seller or any other person is barred by any statute of limitations or for any other reason,

(c) any amendment, modification, supplement, increase, extension, restatement, replacement or change of any kind or nature to this Agreement, with or without notice thereof to Santa Fe,

(d) any adjustment, indulgence, forbearance or compromise granted by Buyer to Seller or any other guarantor, or

(e) any other circumstance which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

22. REMEDIES; SPECIFIC PERFORMANCE

22.1 Each Seller acknowledges and agrees that any failure of the Seller to comply with this Agreement will cause irreparable harm and injury and that the remedy at law for any breach or threatened breach of any such provision will be inadequate and, accordingly, the Buyer shall, in addition to all other rights and remedies that the Buyer may have, be entitled, with or without notice to the Seller, to seek an injunction or temporary restraining order to prevent such breach or threatened breach and to enforce specifically the terms and provisions of this Agreement. Injunctive relief, temporary restraining orders and specific performance may be imposed and enforced judicially or by arbitrators. Such remedies are cumulative and not exclusive and are in addition to all other remedies available to the Buyer under this Agreement, the Loan Agreement, or otherwise. No right or remedy contained herein or in any other agreement is intended to be exclusive; each such right or remedy is in addition to every other right and remedy contained in this Agreement, the Loan Agreement, the Credit Documents (as defined in the Loan Agreement), or in any existing or future agreement, or now or in the future existing at law, in equity, by statute or otherwise.

23. GOVERNING LAW AND JURISDICTION

23.1 This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Mexico and shall be treated in all respects as a New Mexico contract. The parties hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the State of New Mexico. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court in the State of New Mexico. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any forum non conveniens defence to the maintenance of such action or proceeding in any such court. Nothing in this Agreement will affect

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

SANTA FE GOLD CORPORATION

By: W. Pierce Carson
Name: W. PIERCE CARSON
Title: PRESIDENT

SANTA FE GOLD (BARBADOS) CORPORATION

By: W. Pierce Carson
Name: W. PIERCE CARSON
Title: PRESIDENT

THE LORDSBURG MINING COMPANY

By: W. Pierce Carson
Name: W. PIERCE CARSON
Title: PRESIDENT

WATERTON GLOBAL VALUE, L.P.
By: Its Investment Manager,
Altitude Management Limited

By: ______________________________
Authorized Signatory

[Signature Page to Gold and Silver Supply Agreement]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

SANTA FE GOLD CORPORATION

By: ______________________________
Name:
Title:

SANTA FE GOLD (BARBADOS) CORPORATION

By: ______________________________
Name:
Title:

THE LORDSBURG MINING COMPANY

By: ______________________________
Name:
Title:

WATERTON GLOBAL VALUE, L.P.
By: Its Investment Manager,
Altitude Management Limited

By: ______________________________
Authorized Signatory

EXHIBIT A

GOLD AND SILVER SUPPLY AGREEMENT DATED DECEMBER , 2011

SUMMIT UNPATENTED CLAIMS

The following unpatented lode mining claims are in Township 16 South, Range 21 West, Sections 25, 26, 27, 35, and 36, Grant County, New Mexico.

BLM Serial No	Claim Name/Number
NMMC170439	NORMAN KING
NMMC182111	NEW NORMAN KING NO 1
NMMC170449	NG #41
NMMC170448	NG #46
NMMC170456	NG #47
NMMC170457	NG #51
NMMC170454	NG #52
NMMC170455	NG #53
NMMC170453	NG #58
NMMC170452	NG #62
NMMC170444	NG #63
NMMC170443	NG #67
NMMC170442	NG #78
NMMC170441	NG #83
NMMC170445	RUBY RED
NMMC170446	RUBY RED NO 1
NMMC170447	RUBY RED NO 2
NMMC170464	NEW SUMMIT NO 1
NMMC170463	NEW SUMMIT NO 2
NMMC170462	NEW SUMMIT NO 3
NMMC170461	NEW SUMMIT NO 4
NMMC170460	NEW SUMMIT NO 5
NMMC170459	NEW SUMMIT NO 6
NMMC170458	NEW SUMMIT NO 7
NMMC182112	NEW SUMMIT NO 8
NMMC170450	NEW SUMMIT NO 9
NMMC181990	SF#1
NMMC181991	SF#2
NMMC181992	SF#3
NMMC181993	SF#4
NMMC181994	SF#5
NMMC181995	SF#6
NMMC181996	SF#7
NMMC181997	SF#8
NMMC181998	SF#9
NMMC181999	SF#10
NMMC182000	SF#11
NMMC182001	SF#12
NMMC182002	SF#13

NMMC182003	SF#14
NMMC182004	SF#15
NMMC182005	SF#16
NMMC182006	SF#17
NMMC182007	SF#18
NMMC182008	SF#19
NMMC182009	SF#20
NMMC182010	SF#21
NMMC182011	SF#22
NMMC182012	SF#23
NMMC182013	SF#24
NMMC182014	SF#25
NMMC182015	SF#26
NMMC182016	SF#27
NMMC182017	SF#28
NMMC182018	SF#29
NMMC182019	SF#30
NMMC182020	SF#31
NMMC182021	SF#32
NMMC182022	SF#33
NMMC182023	SF#34
NMMC182024	SF#35
NMMC182025	SF#36

SUMMIT PATENTED CLAIMS

Those patented mining claims in the Steeple Rock Mining District, located in Sections 35 and 36, T16S, R21W, Grant County, New Mexico encompassing 117.609 acres, more or less, held under leases and which are further described as follows:

Claim Name	Mineral Survey Numbe	Acres
Alta Lode	1010-A	14.049
Surprise Lode	1010-B	10.920
Surprise Tunnel Lode	1010-C	9.367
Summit Lode	1010-D	9.547
Summit Tunnel Lode	1010-E	9.367
Apex Lode	1010-F	10.980
Irish Jew Lode	1010-G	18.274
Puzzle Lode	1010-H	10.430
Black Spar Lode	1010-I	7.224
Jack Pot Lode	1010-J	17.451

Lordsburg Patented Claims, Virginia Mining District, Hidalgo Co., NM

Claim Name	Survey No.	Patent No.	County Recording		Location			Acres
			Patent Book	Page	Township	Range	Section	
Johannesburg	1871	904000	1	189	23S	19W	4	18.838
Nellie Gray	1870	884351	1	108	23S	19W	14	
March No. 1	1670	684351	1	106	23S	19W	14	58.735
March No. 2	1870	884351	1	108	23S	19W	14	
Congress	1870	884351	1	108	23S	19W	14	
August	1914	968385	1	248	23S	19W	13,14, 23, 24	19.059
Teddy	1591	567465	A	316	23S	19W	13,14, 23, 24	
Lone	1591	567465	A	316	23S	19W	13,14, 23, 24	
Sunrise	1591	567465	A	316	23S	19W	13,14, 23, 24	92.428
Cochise	1591	567465	A	316	23S	19W	13,14, 23, 24	
Shoofly	1591	567465	A	316	23S	19W	13,14, 23, 24	
Chance	1945	985750	1	287	23S	19W	13,14, 23, 24	19.900
August No. 2	1917	973416	1	270	23S	19W	13,14, 23, 24	3.047
Oro Alto No. 3	2074	1113729	2	280	23S	19W	13,14	19
Manilla	2075 (1913)	1113546	2	276	23S	19W	13,14,24	19
Bonney Extension	2075 (1913)	1113546	2	276	23S	19W	13,14,24	7
							Approx.	257.007

Note: "Acres" are approximate, from Hidalgo Co. tax roles where available and estimated from claim map for Oro Alto No. 3, Manilla, and Bonney Extension Claims.

Parcel Two (Manilla Group consisting of 6 Patented Mining Claims).

Mulberry	2	276	2075	11135446	St.Cl.
Copper Dick	2	276	2075	11135446	St.Cl.
Happy Hooligan	2	276	2075	1113546	St.Cl.
Red Copper	2	276	2075	1113546	St.Cl.
Green Copper	2	276	2075	1113546	St.Cl.
Blue Copper	2	276	2075	1113546	St.Cl.

Located in Sections 13, 14,and 24, T-23S, R19W

Parcel Three (Misers Chest Group of 7 Patented Mining Claims).

Copper Regent	A	223	1462	434450	St.Cl.
S.W.W.	A	223	1462	434450	St.Cl.
Columbia	A	223	1462	434450	St.Cl.
Misers Chest	A	223	1462	434450	St.Cl.
Fort Savage	A	223	1462	434450	St.Cl.
Virginia	A	223	1462	434450	St.Cl.
Little Annie	A	223	1462	434450	St.Cl.

Located in Sections 23and 24, T-23S, R19W

Parcel Four (Eldorado Group consisting of 9 Patented Mining Claims).

Silverdale	2	280	2074	1113729	St.Cl.
Oro Alto	2	280	2074	1113729	St.Cl.
Independence	2	280	2074	1113729	St.Cl.
White Lime	2	280	2074	1113729	St.Cl.
Sunrise	2	280	2074	1113729	St.Cl.
Oro Alto No. 2	2	280	2074	1113729	St.Cl.
Oro Alto No. 3	2	280	2074	1113729	LMC
Oro Fine	2	280	2074	1113729	St.Cl.
Eldorado	2	280	2074	1113729	St.Cl.

Located in Sections 13and 14, T-23S, R19W

Parcel Seven (85 Group of 50 Patented Mining Claims acquired from Phelps Dodge Corp)

Lookout	A	290	1599	N/A	St.Cl.
Johnson	A	356	1677	N/A	St.Cl.
Duchess	A	304	1609	N/A	St.Cl.
Rockford	A	276	1595	N/A	St.Cl.
Sacramento	A	294	1598	N/A	St.Cl.
Oakland	A	292	1597	N/A	St.Cl.
Monteray	A	306	1602	N/A	St.Cl.
Winchester	A	300	1604	N/A	St.Cl.
Princess	A	288	1607	N/A	St.Cl.
Royal	A	326	1608	N/A	St.Cl.
Monrovia	A	303	1600	N/A	St.Cl.
White Cloud	A	278	1613	N/A	St.Cl.
Beloit	A	312	1601	N/A	St.Cl.
Playmate	A	295	1596	N/A	St.Cl.
Café	A	308	1605	N/A	St.Cl.
Rockhart	A	301	1606	N/A	St.Cl.
Excelsior	A	327	1612	N/A	St.Cl.
Dundee	A	151	1284	N/A	St.Cl.
Schley	A	273	1618	N/A	St.Cl.
Hobson	A	275	1616	N/A	St.Cl.
Carrie	!	7	1766	N/A	St.Cl.
Eighty-five	A	257	1430	N/A	St.Cl.
Eighty-six	A	257	1430	N/A	St.Cl.
Ninety-nine	A	257	1430	N/A	St.Cl.
Emerald	A	257	1430	N/A	St.Cl.
Carlos	A	347	1690	N/A	St.Cl.
Nevada	A	190	1431	N/A	St.Cl.
Mohak	A	257	1430	N/A	St.Cl.
Superior	A	1	37	N/A	St.Cl.
Okley	A	348	1620	N/A	St.Cl.
Dewey	A	352	1617	N/A	St.Cl.
Battlership-Portion Surface	A	245	1592	N/A	St.Cl.
Venice	1	39	1610	N/A	St.Cl.
Pasadena	1	35	1611	N/A	St.Cl.
Remington	1	37	1603	N/A	St.Cl.
Bisbee	1	328	1934	N/A	St.Cl.
Drytown	1	326	1936	N/A	St.Cl.
Cobra Negra	A	213	1504	N/A	St.Cl.
Tom Cat	A	213	1504	N/A	St.Cl.
Black Copper	A	213	1504	N/A	St.Cl.

Black Sam	A	213	1504	N/A	St.Cl.
Old Town	1	324	1937	N/A	St.Cl.
Jim Crow	1	82	1619	N/A	St.Cl.
Tioga	1	318	1935	N/A	St.Cl.
85 West Extension No. 1	1	319	1933	N/A	St.Cl.
85 West Extension No. 2	1	319	1933	N/A	St.Cl.
85 West Extension No. 3	1	319	1933	N/A	St.Cl.
85 West Extension No. 4	1	319	1933	N/A	St.Cl.
85 West Extension No. 5	1	319	1933	N/A	St.Cl.
85 West Extension No. 6	1	319	1933	N/A	St.Cl.

Located in Section 7, T-23-S, R-18-W and Sections 11, 12, 13, and 14, T-23-S, R-19-W

Parcel Eight (Anita Group of (5) five unpatented Mining Claims located or amended by St. Cl.)

Anita #2 Amended	37	29-30	N/A	163673	St.Cl.
Anita #4 Amended	37	28	N/A	163672	St.Cl.
Anita #6 Amended	37	27	N/A	163671	St.Cl.
Francis #2 Amended	37	25-26	N/A	163670	St.Cl.
Huburt Amended	37	38-39	N/A	163669	St.Cl.

Located in Section 11, T-23-S, R-19-W

Parcel Nine (Henry Clay Group of (14) fourteen patented Mining Claims Leased by St. Cl.)

Atwood	N/A	N/A	68	10537	DuVernet
Henry Clay	N/A	N/A	70	10536	DuVernet
Yellow Jacket	N/A	N/A	66	10535	DuVernet
Florence	N/A	N/A	1484	339583	DuVernet
Bessie	N/A	N/A	1483	331237	DuVernet
Southern	N/A	N/A	1768	959920	DuVernet
Road	N/A	N/A	1768	959920	DuVernet
Plumbo	N/A	N/A	1768	959920	DuVernet
New Year No. 1	N/A	N/A	1768	959920	DuVernet
New Year No. 2	N/A	N/A	1768	959920	DuVernet
Valedon No. 1	N/A	N/A	1768	959920	DuVernet
Valedon No. 2	N/A	N/A	1768	959920	DuVernet
General Jerry Boyle	N/A	N/A	935	24132	DuVernet
Triangle	N/A	N/A	1679	592383	DuVernet

Located in Sections 6 and 7, T-23-S, R-19-W

Parcel Ten (Henry Clay Group of (6) six unpatented Mining Claims Leased by St. Cl.)

Wilson Amended	37	31	N/A	163674	DuVernet
Extension Amended	37	35	N/A	163678	DuVernet
Saddle Horse Amended	37	34	N/A	163677	DuVernet
Barbara Amended	37	36-37	N/A	163679	DuVernet

Lieutenant Amended	37	33	N/A	163676	DuVernet
Wedge Amended	37	32	N/A	163675	DuVernet

Located in Section 7, T-23-S, R-18-W

Parcel Eleven (Sullivan Lease of (3) three Patented Mining Claim Leased by St. Cl.)

Battleship	N/A	N/A	N/A	N/A	Sullivan
Gila Monster	N/A	N/A	N/A	N/A	Sullivan
Lookout	N/A	N/A	N/A	N/A	Sullivan

Located in Section 12, T-23-S, R-19-W